As filed with the Securities and Exchange Commission on July 14, 2010

Registration No. 333-87358

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEDICAL STAFFING NETWORK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	65-0865171
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

901 Yamato Road, Suite 110, Boca Raton, FL	33431
(Address of Principal Executive Offices)	(Zip Code)

Medical Staffing Network Holdings, Inc. 2001 Stock Incentive Plan

(Full Title of the Plan)

Robert J. Adamson

Chairman and Chief Executive Officer

Medical Staffing Network Holdings, Inc.

901 Yamato Road, Suite 110

Boca Raton, FL 33431

(Name and Address of Agent for Service)

(561) 322-1300

(Telephone number, including area code, of agent for service)

With a copy to:

Philip B. Schwartz, Esq.

Akerman Senterfitt

One Southeast Third Avenue, 25th Floor

Miami, Florida 33131

(305) 374-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “larger accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

REGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-8 (Registration No. 333-87358) and Post-Effective Amendment No. 1 thereto of Medical Staffing Network Holdings, Inc., a Delaware corporation (the “Company”). On May 1, 2002, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to the sale of an aggregate of 2,539,975 shares of common stock, par value $0.01 per share (the “Common Stock”), of which 2,274,499 shares of Common Stock were available for purchase under the Company’s Amended and Restated Stock Option Plan and 265,476 shares were available for purchase under the Company’s 2001 Stock Incentive Plan. On May 6, 2002, the Company amended the Registration Statement on Form S-8 by filing Post-Effective Amendment No. 1 to correct the original Registration Statement on Form S-8 as originally filed and to make available for purchase an aggregate of 2,539,975 shares of Common Stock, of which 265,476 shares were available for purchase under the Company’s Amended and Restated Stock Option Plan and 2,274,499 shares were available for purchase under the Company’s 2001 Stock Incentive Plan.

The Company intends to file a Form 15 to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to withdraw from registration the securities registered but unsold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Medical Staffing Network Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 2010.

MEDICAL STAFFING NETWORK HOLDINGS, INC.

By:	/s/ Robert J. Adamson
Name:	Robert J. Adamson
Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Robert J. Adamson	Chairman of the Board and Chief Executive Officer	July 14, 2010
Robert J. Adamson	(Principal Executive Officer)

/s/ Kevin S. Little	President and Chief Financial Officer	July 14, 2010
Kevin S. Little	(Principal Financial Officer)

/s/ Jeffrey Yesner	Chief Accounting Officer	July 14, 2010
Jeffrey Yesner	(Principal Accounting Officer)

/s/ Anne Boykin, PhD, RN	Director	July 14, 2010
Anne Boykin, PhD, RN

/s/ Philip A. Incarnati	Director	July 14, 2010
Philip A. Incarnati

/s/ Edward J. Robinson	Director	July 14, 2010
Edward J. Robinson

/s/ David Wester	Director	July 14, 2010
David Wester

/s/ C. Daryl Hollis	Director	July 14, 2010
C. Daryl Hollis